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EXHIBIT 3

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           b                                                [LOGO] Computershare
BREAKWATER RESOURCES LTD.
                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com



                                           SECURITY CLASS

                                           HOLDER ACCOUNT NUMBER






                                           Please print in ink. Print in CAPITAL
                                           letters inside the grey areas as
                                           shown in this example.

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                                           [ ] [ ] [ ]    [ ] [ ] [ ]    [ ]
                                           -----------    -----------    ---

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FORM OF PROXY - ANNUAL GENERAL MEETING TO BE HELD ON MAY 25, 2005
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NOTES TO PROXY
1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE HOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instruction of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
VOTING BY MAIL may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
VOTING BY MAIL OR BY INTERNET are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.
RECEIVE DOCUMENTS ELECTRONICALLY - You can enrol to receive future securityholder communications electronically after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.


------------------------  ---------------------------  -------------------------
   TO VOTE USING THE           TO VOTE USING THE          TO RECEIVE DOCUMENTS
      TELEPHONE                     INTERNET                 ELECTRONICALLY
------------------------  ---------------------------  -------------------------
o  Call the toll free     o  Go to the following web   o  You can enrol to
   number listed BELOW       site:                        receive future
   from a touch tone         www.computershare.com/       securityholder
   telephone. There is       ca/proxy                     communications
   NO CHARGE for this        Proxy instructions           electronically,
   call 1-866-732-VOTE       must be received by          after you vote using
   (8683)                    5:00 p.m., Eastern           the Internet. If you
   Proxy instructions        Standard Time on             DON'T vote online, you
   must be received by       May 23, 2005.                can still enrol by
   5:00 p.m., Eastern                                     visiting
   Standard Time on                                       www.computershare.com
   May 23, 2005.                                          - click "Investors"
                                                          and then "Electronic
                                                          Shareholder
                                                          Communications".

YOU WILL NEED TO PROVIDE YOUR HOLDER ACCOUNT NUMBER AND PROXY ACCESS NUMBER LISTED BELOW.



IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY. Proxies submitted must be received by 5:00 p.m., Eastern Standard Time, on May 23, 2005.

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THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
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APPOINTMENT OF PROXYHOLDER      OR   PRINT THE NAME OF THE
The undersigned holder(s) of         PERSON YOU ARE APPOINTING  ----------------
Breakwater Resources Ltd.            IF THIS PERSON IS SOMEONE
Herby appoint: Ned Goodman,          OTHER THAN THE CHAIRMAN    ----------------
the Chairman of the Board or         OF THE MEETING.
failing him Garth A.C. MacRae,
the President and Chief
Executive Officer

As proxyholder of the undersigned, with powers of substitution, to attend, act at and vote for and on behalf of the undersigned the common shares of the corporation held of record on April 11, 2005 by the undersigned in accordance with the following direction (and if no directions have been given, as the Proxyholder determines appropriate) and all other matters that may properly come before the Annual General Meeting of the Corporation to be held at the TSX Conference Centre located at The Exchange Tower, 130 King Street West, Toronto, Ontario M5X 1J2 on May 25, 2005 at 4:00 p.m. (Toronto time) and any adjournment thereof and including, without limiting the general authorization and power hereby given.

1. ELECTION OF DIRECTORS The nominees proposed by Management are:
Donald K. Charter; Grant A. Edey; Jonathan C. Goodman; Ned Goodman; Jon C. Johansson; Garth A.C. MacRae; A. Murray Sinclair.

FOR all nominees:                       [ ]


WITHHOLD vote for all nominees:         [ ]


2. APPOINTMENT OF AUDITORS                 FOR  WITHHOLD

Appointment of Deloitte & Touche LLP       [ ]    [ ]
as Auditors


AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)                                Date - Day  Month         Year
------------------------------              ------------------------------------
                                            [ ] [ ] /  [ ] [ ] / [ ] [ ] [ ] [ ]
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
FINANCIAL STATEMENTS REQUEST                       INTERIM FINACIAL STATEMENTS            ANNUAL REPORT
In accordance with securities regulations,         Mark this box if you may               Mark this box if you
shareholders elect annually to receive             would like to receive if               DO NOT want to receive
interim financial statements, they so       [ ]    Quarterly Financial             [ ]    Annual Report by mail.
request. If you wish to receive such               Statements by mail.
mailings, please mark your selection.

If you do not mark the box, or do not return this proxy or register online, then it will be assumed that you do NOT want to receive interim financial statements.